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                                                                   EXHIBIT 10.53


                            STOCK PURCHASE AGREEMENT

      THIS AGREEMENT is by and between Implant Sciences Corporation (the "Company"), a Massachusetts corporation with its office at 107 Audubon Road #5, Wakefield, Massachusetts 01880, and MED-TEC Iowa, Inc., an Iowa corporation with its office at 1401 8th Street, Orange City, Iowa, 51041, (the "Purchaser").

      IN CONSIDERATION of the mutual covenants contained in this Agreement and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      SECTION 1. Authorization of Shares. The Company has authorized (a) the sale of 500,000 shares (the "Shares") of the Company's Common Stock, par value $.10 per share (the "Common Stock").

      SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined below) the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the Shares at the price of $6.00 per share (the "Per Share Purchase Price"), for an aggregate consideration of $3,000,000 (the "Purchase Price").

      SECTION 3. Payment of Purchase Price. On or prior to the Closing Date, as defined below, the Purchaser will deliver to the Company the full amount of the Purchase Price by check or wire transfer.

      SECTION 4. The Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall occur on March 2, 2000 (the "Closing Date") or at such other time as shall be agreed by the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser one or more certificates for the Shares registered in the name of the Purchaser or its nominee.

      SECTION 5. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

             5.1. Organization. The Company is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Company has full power and authority to own and operate its properties and to conduct its business as currently conducted and is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company.

             5.2. Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the
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valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             5.3. Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder, and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound or the Articles of Organization (the "Charter") or the By-Laws of the Company nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company. The offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction, except for required Form D and Blue Sky filings which shall be made by the Company after the Closing Date.

             5.4. Capitalization, Issuance and Delivery The authorized and outstanding capital stock of the Company and rights to acquire capital stock of the Company are as set forth on Exhibit A hereto or in the SEC Filings (as hereafter defined)Except as set forth in Exhibit A or in the SEC Filings, there are no outstanding shares of, no warrants, options or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into any shares of capital stock of the Company. All of the above securities of the Company were issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.. The Shares have been duly authorized, and when issued, paid for and delivered in accordance with the terms of this Agreement, will be duly and validly issued and delivered, fully paid and nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as disclosed in the SEC Filings. No preemptive rights, or other rights to subscribe for or purchase, or adjust exercise or conversion prices or make other anti-dilution adjustments, exist with respect to the issuance or sale of the Shares by the Company pursuant to this Agreement. No further approval or authority of the stockholders or Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

             5.5. Legal Proceedings. Except as disclosed in the SEC Filings (as defined in Section 5.10 below), there is no material legal or governmental proceeding pending or, to the


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knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject.

             5.6. No Violations. Except as disclosed in the SEC Filings under the heading Legal Proceedings, the Company is not in violation of its Charter or By-Laws, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound or affected, and there exists no condition which, with the passage of time or the giving of notice or both, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any indebtedness.

             5.7. Governmental Permits, Etc. Except as disclosed in the SEC Filings, the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted, the absence of which would have a material adverse effect on the business or operations of the Company.

             5.8.Financial Statements; Properties Except as disclosed in the SEC Filings, the financial statements of the Company and the related notes contained in the SEC Filings present fairly the financial position of the Company as of the dates indicated therein and its results of operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified and are true, correct and complete in all respects. The Company has good and marketable title to all the properties, with the exception of property, plant and equipment pledged under the equipment term loans as reported in the SEC Filings, to all the properties and assets reflected as owned by it in the financial statements included in the SEC Filings, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company. The Company and any applicable subsidiary hold its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company.

             5.9. No Material Adverse Change. Since December 31, 1999, the Company has not incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, and there has not been any material adverse change in its business, financial condition or results of operations.

             5.10. Additional Information. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as


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amended (the "Exchange Act") during the 12 months preceding the date of this
Agreement. As of their respective filing dates, all documents filed by the Company with the United States Securities and Exchange Commission (collectively, the "SEC Filings") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933 (the "Securities Act"), as the case may be, and all the rules and regulations thereunder and the information contained therein was true and correct in all material respects as of the date or effective date of such documents, and each of the SEC Filings as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             5.11. Intellectual Property. The Company has the right to use all intellectual property (the "Intellectual Property") now used by it in its business. The Company owns or has right to use all right, title and interest in and to, all of the intellectual property that is used in or necessary for the conduct of its business as described in the SEC Filings, free and clear of any liens or encumbrances or restrictions. In any case in which the Company does not own the Intellectual Property, it has good and valid licenses for the same which are in full force and effect. No claims have been asserted with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement and to the best knowledge of the Company, it is not infringing on any rights of others.

             5.12 Transfer Taxes. On the Closing Date, all stock transfer or other taxes which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid and provided for by the Company.

            5.13 Insurance. The Company maintains insurance of the types and in the amounts generally deemed adequate for its business and all such insurance is in full force and effect.

            5.14 Representations Complete. None of the representations or warranties made by the Company in this Section 5, nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement contains or will contain at the Closing, any untrue state of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

      SECTION 6. Representations, Warranties and Covenants of the Purchaser.

            6.1 The Purchaser represents and warrants to, and covenants with, the Company, as of the date hereof and as of the Closing Date, that: (i) the Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (ii) the Purchaser is acquiring the Shares for its own account for investment and with no present intention of distributing any of such Shares other than to any affiliate of the Purchaser; (iii) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the rules and regulations


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promulgated thereunder; (iv) the Purchaser has received and reviewed copies of the SEC Filings, (v) the Purchaser has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company, its business and the offering of the Shares; and (vi) the Purchaser has, in connection with its decision to purchase Shares, relied solely upon the documents described in Section 5.10 and the representations and warranties of the Company contained herein.

            6.2 The Purchaser agrees not to make any sale of the Shares except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereof.

            6.3 The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            6.4 The Purchaser represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 promulgated thereunder, all certificates evidencing the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed therein, reading substantially as follows:

       "The securities represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. These securities have been acquired for investment and not with a view toward distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Act and any applicable state securities laws, unless the holder shall have obtained an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

      SECTION 7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser set forth in section 5 and 6 shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor for a period of eighteen (18) months; provided that the representations, warranties and covenants as set forth in Sections 5.1 through and including 5.4 and 5.12 shall survive without limitation.


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      SECTION 8. Registration Statement. On the earlier to occur of (a) the next filing by the Company of a registration statement on Form S-3 providing for the resale of its securities by security holders of the Company or (b) one year following the date hereof, provided that the Purchaser has made a demand in writing for the public offering of all or any portion of the Shares and any shares of Company Common Stock issued in connection with Section 10 hereof (collectively, the "Registrable Shares"), the reasonable anticipated aggregate offering price of which would exceed $500,000, the Company shall file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement"), which may include other selling stockholders, providing for the resale of the Registrable Shares by the Purchaser from time to time in accordance with Rule 415 promulgated under the Securities Act of 1933, as amended, provided that the Company shall not be required to effect a registration pursuant to this Section 8 more than once in any twelve month period. After the Registration Statement becomes effective, the Company shall use its best efforts to keep the Registration Statement effective until the time all the Registrable Shares have been sold pursuant to the Registration Statement. The Company shall furnish to the Purchaser such number of copies of the prospectus contained in the Registration Statement as the Purchaser shall reasonably require to facilitate the public sale of the Registrable Shares. The Company shall bear all expenses (exclusive of underwriting discounts and commissions) of the registration of the Registrable Shares, including the expense of one special counsel to the Purchaser in an amount not to exceed $15,000. In addition, the Purchaser shall have piggyback registration rights for the Shares anytime the Company shall register shares for sale on its behalf in a capital raising transaction. These rights shall be subject to underwriters cutbacks. Notwithstanding the foregoing, the registration rights granted pursuant to this Section 8 shall terminate three (3) years from the Closing Date.

      SECTION 9. Lockup Agreements with Underwriters. In the event of an underwritten public offering of the Company's securities, the Purchaser agrees to enter into an agreement with the Underwriter or Underwriters' Representative for such offering restricting the sale, transfer or other disposition of the Shares, to the extent that such agreement is required to be executed by members of senior management of the Company or for 180 days whichever is shorter.

      SECTION 10. Anti-Dilution Rights.

            10.1 Future Financings. If, on or before, the one year anniversary of the Closing Date, the Company issues or sells any Company Equity (as defined below) in a capital raising financing, (a "Qualified Transaction"), for a consideration per share less than the Per Share Purchase Price, then, forthwith upon such issue or sale, the Per Share Purchase Price of the Shares purchased hereunder shall be reduced to the price determined by dividing (a) an amount equal to the sum of (i) the Company Equity outstanding immediately prior to the Qualified Transaction multiplied by the Per Share Purchase Price plus (ii) the aggregate consideration received by the Company in the Qualified Transaction for such new shares, by (b) the total number of shares of Company Equity outstanding immediately after the Qualified Transaction, (the "Adjusted Per Share Purchase Price"), and the Purchaser shall be entitled to receive a number of shares of Common Stock of the Company equal to (a) the Purchase Price divided by the Adjusted Per Share Purchase Price minus (b) the Shares. For the purposes hereof "Company


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Equity" shall mean the Common Stock of the Company, or any stock or security convertible into Common Stock, including without limitation warrants, options or other rights to subscribe for or to purchase Common Stock or any stock or security convertible into or exchangeable for Common Stock, whether or not such warrant, option or right to subscribe, convert or exchange is then exercisable.

            10.2 Certain Issues of Common Equity Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Purchase Price in the case of (i) any outstanding Company Equity on the date hereof, (ii) any Company Equity issued after the date hereof, consistent with past practices of the Company which is not issued in a Qualified Transaction (including without limitation warrants or options issued to employees, Directors, medical advisory board members or consultants of the Company), or (iii) such additional Company Equity as is approved in writing by the Purchasers.

            10.3 Fractional Shares. No fractional shares shall be issued upon exercise of the anti-dilution rights set forth in this Section 10. In lieu of delivering any such fractional share, the Company shall pay to the Purchaser an amount in cash equal to the market price of such fractional share on the date of the dilutive event triggering rights under this Section.

      SECTION 11. Director Nominee. So long as Purchaser holds at least 13% of the total voting power of the Company Equity (as defined above), Purchaser shall have the right to designate one nominee (the "Purchaser Nominee") for election as a Director of the Company at any and all meetings of stockholders of the Company at which directors are to be elected or removed. So long as Purchaser has the right to designate a Purchaser Nominee, the Company shall notify Purchaser of any meeting of stockholders of the Company at which Directors are to be elected prior to filing materials with the Securities and Exchange Commission relating to such meeting. If Purchaser fails to designate the Purchaser Nominee, the Company may nominate a person to stand for election in place of the Purchaser Nominee to serve as a director until the next election of directors.

      SECTION 12. Conditions to Closing.

             12.1 The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction by the Company of each of the following conditions on or before the Closing Date, any one or more of which may be waived in writing by the Purchaser:

                  (a) The representations and warranties of the Company set forth in this Agreement delivered to the Purchaser by or on behalf of the Company shall be true and correct as if made on the Closing Date.

                  (b) Each of the covenants, agreements and conditions to be performed and satisfied by the Company pursuant to this Agreement at or prior to Closing shall have been duly performed and satisfied.


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                  (c) Purchaser shall have received from Foley, Hoag & Eliot
LLP, counsel to the Company, an opinion dated the Closing Date, in form and scope satisfactory to the Purchaser and its counsel with respect to the due authorization of the transactions contemplated hereby, the valid issuance of the Shares, exempt from registration and such other matters as are reasonable and customary in the transactions contemplated hereby.

                  (d) At the request of Purchaser, the Company shall have delivered to Purchaser such other certificates, instruments and documents as are reasonable and customary in the transactions contemplated hereby.

             13.2 The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction by the Purchaser of each of the following conditions on or before the Closing Date, any one or more of which may be waived in writing by the Company:

                  (a) The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as if made on the Closing Date.

                  (b) Each of the covenants, agreements and conditions to be performed and satisfied by the Purchaser pursuant to this Agreement at or prior to Closing shall have been duly performed and satisfied.

                  (c) The Purchaser shall have paid the Purchase Price in accordance with Section 3.

      SECTION 13. No Brokers. The parties hereto hereby represent that there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

      SECTION 14. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified mail, postage prepaid, and shall be deemed given when so mailed:

      (a)    if to the Company to:

             Implant Sciences Corporation
             107 Audubon Road, #5
             Wakefield, MA  01880
             Attention:  Chief Executive Officer

             With a copy to:

             Foley, Hoag & Eliot LLP
             One Post Office Square
             Boston, MA 02128
             Attention: David A. Broadwin, Esq.


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      (b) if to the Purchaser, at its address as set forth at the end of this
Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

      SECTION 15. Termination. Either party to this Agreement may terminate this Agreement upon written notice to the other at any time prior to the Closing.

      SECTION 16. Changes. Any term of the Agreement may be amended or compliance therewith waived with the written consent of the Company and the holders of a majority of the Shares purchased hereunder.

      SECTION 17. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

      SECTION 18. Severability. If any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

      SECTION 20. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                                       ***

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the following date.

Dated: March 2, 2000                 IMPLANT SCIENCES CORPORATION


                                     By: /s/ Anthony J. Armini
                                         --------------------------------------
                                         Anthony J. Armini
                                         President and Chief Executive Officer


                                     MED-TEC Iowa, Inc.


                                     By: /s/ Michael J. Richards, M.D.
                                         --------------------------------------
                                         Michael J. Richards, M.D.
                                         Chairman of the Board


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                                                                       EXHIBIT A


                          Implant Sciences Corporation
                       Capitalization as of March 2, 2000


AMEX                                         Total Shares Outstanding
Issue Symbol:     IMX, IMX.WS
                  -----------
                  Common Stock                    5,208,082
                  Stock Option Issued               386,690
                  Warrants                        1,252,440


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